UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 2, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110
The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry Into a Material Definitive Agreement.
The information related to the Joint Ownership Agreements (as defined herein) is incorporated by reference into this Item 1.01.
Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Georgia Power under “Retail Regulatory Matters - Nuclear Construction” in Item 8 of Georgia Power’s Annual Report on Form 10-K for the year ended December 31, 2016. See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Nuclear Construction” of Georgia Power and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in Georgia Power’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 for additional information regarding the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”), including (1) the agreement among Georgia Power, acting for itself and as agent for Oglethorpe Power Corporation (“OPC”), the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the “Vogtle Owners”), and a consortium consisting of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together, “Westinghouse”), under which Westinghouse agreed to design, engineer, procure, construct, and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (the “Vogtle 3 and 4 Agreement”); (2) the filing, by Westinghouse, for bankruptcy protection under Chapter 11 of the

U.S. Bankruptcy Code and the rejection by Westinghouse of the Vogtle 3 and 4 Agreement; (3) the guarantee by Toshiba Corporation (“Toshiba”) of certain obligations of Westinghouse under the Vogtle 3 and 4 Agreement (the “Toshiba Guarantee”) and the settlement agreement among Georgia Power, the other Vogtle Owners, and Toshiba regarding the Toshiba Guarantee (the “Guarantee Settlement Agreement”); (4) the services agreement (the “Services Agreement”) among Georgia Power, for itself and as agent for the other Vogtle Owners, and Westinghouse, pursuant to which Westinghouse agreed to transition construction management of Plant Vogtle Units 3 and 4 to Southern Nuclear Operating Company, Inc. (“Southern Nuclear”) and to provide ongoing design, engineering, and procurement services to Southern Nuclear; (5) the agreement (the “Bechtel Agreement”) between Georgia Power, for itself and as agent for the other Vogtle Owners, and Bechtel Power Corporation (“Bechtel”) for Bechtel to serve as the primary contractor for the remaining construction activities for Plant Vogtle Units 3 and 4; and (6) Georgia Power’s filing of its seventeenth Vogtle Construction Monitoring (“VCM”) report with the Georgia Public Service Commission (“PSC”), recommending that construction of Plant Vogtle Units 3 and 4 be continued.
The Vogtle Owners have entered into an amendment, dated as of November 2, 2017, to their joint ownership agreements for Plant Vogtle Units 3 and 4 (as amended, the “Joint Ownership Agreements”) to provide for, among other conditions, additional Vogtle Owner approval requirements. Pursuant to the Joint Ownership Agreements, the holders of at least 90% of the ownership interests in Plant Vogtle Units 3 and 4 must vote to continue construction if certain adverse events occur, including (i) the bankruptcy of Toshiba or (except in the case in which each of the Vogtle Owners has assigned its rights under the Guarantee Settlement Agreement to a third party) a material breach by Toshiba of the Guarantee Settlement Agreement; (ii) termination or rejection in bankruptcy of certain agreements, including the

Services Agreement or the Bechtel Agreement; (iii) the Georgia PSC or Georgia Power determines that any of Georgia Power's costs relating to the construction of Plant Vogtle Units 3 and 4 will not be recovered in retail rates because such costs are deemed unreasonable or imprudent; or (iv) an increase in the construction budget contained in the seventeenth VCM report of more than $1 billion or extension of the project schedule contained in the seventeenth VCM report of more than one year. In addition, pursuant to the Joint Ownership Agreements, the required approval of holders of ownership interests in Plant Vogtle Units 3 and 4 is at least (i) 90% for a change of the primary construction contractor and (ii) 67% for material amendments to the Services Agreement or agreements with Southern Nuclear or the primary construction contractor, including the Bechtel Agreement.
The Joint Ownership Agreements also confirm that the Vogtle Owners’ sole recourse against Georgia Power or Southern Nuclear for any action or inaction in connection with their performance as agent for the Vogtle Owners is limited to removal of Georgia Power and/or Southern Nuclear as agent, except in cases of willful misconduct.
The effectiveness of the amendment to the Joint Ownership Agreements is subject to the condition that OPC obtains the approval of the Administrator of the Rural Utilities Service.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2017	GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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